EXHIBIT 10.1

10350 Ormsby Park Place

Suite 300

Louisville, KY 40223

T 502.357-9000

F 502.357-9029

May 1, 2013

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

680 South Fourth Street

Louisville, KY 40202-2612

Re:	Second Amended and Restated Master Lease Agreement Nos. 1, 2, 3 and 4, each dated April 27, 2007 and each by and among Ventas Realty, Limited Partnership, as lessor, and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., as tenant (as heretofore amended by that certain letter agreement dated May 23, 2012 (the “May 2012 Letter Agreement”), that certain letter agreement dated January 29, 2013 (the “January 2013 Letter Agreement”) and that certain letter agreement dated March 1, 2013 or otherwise amended or modified, individually a “Master Lease” and collectively, the “Master Leases”)

Dear Ladies and Gentlemen:

Reference is made to the Master Leases. Capitalized terms that are used herein and not otherwise defined shall have the same meanings herein as in the Master Leases.

Pursuant to this letter and notwithstanding anything to the contrary in the Master Leases, Lessor and Tenant hereby agree as follows:

1.

With respect to each of the twelve (12) “Terminating Leased Properties” (as defined in the May 2012 Letter Agreement) listed on Schedule A hereto (each, a “Schedule A Property”), Tenant hereby elects to forego, or pursuant to the January 2013 Letter Agreement has previously elected to forego, its rights under the Master Leases (including Section 40.3 thereof and the provisions of Section l(f) of the May 2012 Letter Agreement) to reimbursement of operating deficits, and operating losses and expenses, during any Reimbursement Period that may apply to such Schedule A Property, so that, for all purposes of the Master Leases, if any Reimbursement Period is applicable to such Schedule A Property, during such Reimbursement Period, (a) Tenant shall continue to be responsible for payment of all costs and expenses of continuing to comply with the applicable Master Lease as to such Schedule A Property and (b) the Base Rent applicable to such Schedule A Property shall be payable in the manner set forth in

May 1, 2013

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

Section 3.1 of the applicable Master Lease but with such Base Rent being automatically reduced to one-half (1/2) of the amount thereof that was allocable to such Schedule A Property as of April 30, 2013.

2.	With respect to each Schedule A Property, on account of Tenant’s elections set forth in paragraph 1 above and in paragraph 1 of the January 2013 Letter Agreement, the applicable reduced Base Rent for any applicable Reimbursement Period is as set forth on Schedule A hereto.

3.	Except as set forth herein, the Master Leases shall remain in full force and effect. In order to induce Lessor to enter into this letter, Tenant hereby represents and warrants to Lessor that Tenant’s entry into this letter does not require that any consent or approval first be obtained from any lender or other third party. In order to induce Tenant to enter into this letter, Lessor hereby represents and warrants to Tenant that Lessor’s entry into this letter does not require that any consent or approval first be obtained from any lender or other third party.

If you are in agreement with the foregoing matters, please execute and return to the undersigned the enclosed copy of this letter.

Very truly yours,

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation,
its general partner

By:	/s/ T. Richard Riney
T. Richard Riney,
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

AGREED AND ACCEPTED:

KINDRED HEALTHCARE, INC., a Delaware corporation

By	/s/ Douglas L. Curnutte
Name: Douglas L. Curnutte
Its: Vice President—Facilities and Real Estate Development

May 1, 2013

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

KINDRED HEALTHCARE OPERATING, INC.,
a Delaware corporation

By:	/s/ Douglas L. Curnutte
Name: Douglas L. Curnutte
Its: Vice President—Facilities and Real Estate Development

May 1, 2013

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

JOINDER

For the avoidance of doubt and although it is not required to do so, the undersigned, as the joint and several Lessor with Ventas Realty, Limited Partnership under certain of the Master Leases (with respect to Facilities 4614 and 4619), hereby joins in this letter for the purpose of evidencing its consent thereto, joinder therein and agreement to be bound thereby.

VENTAS, INC., a Delaware corporation

By:	/s/ T. Richard Riney
T. Richard Riney, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

SCHEDULE A

ML	Facility Number and Name	State	Applicable Monthly Rate of Base Rent During Any Applicable Reimbursement Period
ML3	514 Sachem Skilled Nursing & Rehabilitation Center	MA	$46,042.24
ML1	582 Colony House Nursing and Rehabilitation Center	MA	$62,084.10
ML3	544 Augusta Rehabilitation Center	ME	$29,250.36
ML2	545 Eastside Rehabilitation and Living Center	ME	$14,208.51
ML4	546 Winship Green Nursing Center	ME	$21,000.26
ML3	547 Brewer Rehabilitation and Living Center	ME	$73,875.92
ML2	549 Kennebunk Nursing and Rehabilitation Center	ME	$6,500.08
ML1	550 Norway Rehabilitation & Living Center	ME	$14,833.52
ML1	555 Brentwood Rehabilitation and Nursing Center	ME	$11,708.48
ML3	506 Presentation Nursing & Rehabilitation Center	MA	$9,166.78
ML1	327 Laurel Ridge Rehabilitation and Nursing Center	MA	$19,833.58
ML3	824 Specialty Healthcare & Rehabilitation Center of Mobile	AL	$29,750.37

	Total		$338,254.20